Exhibit (b)(1)(ix)

EXECUTION COPY

Deal CUSIP 89147GAA9
Revolving Loan CUSIP 89147GAB7

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

__________

$45,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 12, 2023

__________

U.S. BANK NATIONAL ASSOCIATION, as Agent and as Lead Arranger

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Table of Exhibits

Exhibit A — Commitments
Exhibit B — Form of Revolving Credit Note
Exhibit C — Intentionally Omitted
Exhibit D — Form of Borrowing Base Certificate
Exhibit E — Form of Assignment and Assumption
Exhibit F — Form of Compliance Certificate
Exhibit G-1 through G-4 — Tax Compliance Forms

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement (the “Agreement”) is made effective as of June 12, 2023, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, and each other lender from time to time identified as having a Commitment on Exhibit A hereto and who becomes a party hereto (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”) and as lead arranger hereunder (in such capacity, the “Lead Arranger”).

WHEREAS, the Borrower, certain of the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of June 23, 2014, which has been amended by First Amendment to Amended and Restated Credit Agreement dated as of July 10, 2014; Second Amendment to Amended and Restated Credit Agreement dated as of June 15, 2015; Third Amendment to Amended and Restated Credit Agreement dated as of June 12, 2017; Fourth Amendment to Amended and Restated Credit Agreement dated as of May 29, 2018; Fifth Amendment to Amended and Restated Credit Agreement dated as of June 12, 2019; Sixth Amendment to Amended and Restated Credit Agreement dated as of June 12, 2020; and Seventh Amendment to Amended and Restated Credit Agreement dated as of June 11, 2021 (as so amended, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested certain modifications to the existing credit facility and the Banks are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth herein; and

WHEREAS, the parties desire to amend and restate the Existing Credit Agreement in its entirety pursuant to this Agreement.

NOW, THEREFORE, the parties agree as follows:

Section 1
General Definitions

1.1         Definitions. When used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Acceptable Assets” means (1) New York Stock Exchange (NYSE), American Stock Exchange (AMEX), or National Association of Securities Dealers Automated Quotation (NASDAQ) securities with a market value of greater than or equal to $5.00 per share; (2) debt issues of the United States government, or any of its agencies; (3) debt issues with a Moody’s rating of no less than “Baa,” or a Standard & Poor’s rating of no less than “BBB”; (4) preferred shares with a Standard & Poor’s rating of “A” or higher; (5) shares of registered open-end or closed-end investment companies; (6) shares of unit investment trusts issued by registered investment companies; and (7) shares of exchange traded funds issued by registered investment companies.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affected Bank” is defined in Section 3.19.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means a Person (1) which owns or otherwise has an interest in five percent or more of any equity interest of the Borrower, (2) five percent or more of the equity interests of which the Borrower (or any shareholder or other equity holder, director, officer, employee or subsidiary of the Borrower or any combination thereof) owns or otherwise has an interest in, or (3) which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Borrower. For purposes of subpart (3) above, “control” means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

“Agent” means U.S. Bank in its capacity as contractual representative of the Banks pursuant to Section 8 of this Agreement, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Section 8.

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“Aggregate Commitment” means, at the time of determination, the aggregate sum of the Commitments of all Banks; provided, for purposes of determining the Applicable Unused Line Fee Rate the commitment of any Defaulting Bank shall be included in the calculation of the Aggregate Commitment.

“Aggregate Outstanding Credit Exposure” means, at any time of determination, the aggregate sum of the Outstanding Credit Exposure of all Banks.

“Agreement” means this Second Amended and Restated Credit Agreement, as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower and its subsidiaries.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Unused Line Fee Rate” means, at the time of determination:

(i)          at any time at which the Aggregate Outstanding Credit Exposure is equal to or greater than 70% of the Aggregate Commitment, 0.00%;

(ii)         at any time at which the Aggregate Outstanding Credit Exposure is greater than or equal to 50% of the Aggregate Commitment but less than 70% of the Aggregate Commitment, 0.15%; and

(iii)        at any time at which the Aggregate Outstanding Credit Exposure is less than 50% of the Aggregate Commitment, 0.25%.

“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or any Affiliate of any entity that administer or manages a Bank.

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and another Person (with the consent of any party whose consent is required pursuant to Section 9.5 and/or Section 9.7), and accepted by the Agent, in substantially the form of Exhibit E or any other form approved by the Agent.

“Authorized Officer” means any of the Chief Executive Officer, Chief Financial Officer, President, Senior Vice President, Treasurer or the Chairman of the Board of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banks” shall have the meaning given to such term in the introductory paragraph hereof. The term shall also include any assignee of a Bank under Section 9.7.

“Base Rate” means, as of any date, the highest of (a) 0.0%, (b) the Prime Rate, and (c) the Federal Funds Effective Rate plus 0.5%.

“Base Rate Loan” means a Loan that, except as otherwise provided in Section 3.1(b), bears interest at the Base Rate.

“Benchmark” has the meaning set forth in Section 3.1(a) of this Agreement.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowing” means a borrowing hereunder (a) made by some or all of the Banks on the same Borrowing Date or (b) converted or continued by the Banks on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same currency and Type.

“Borrowing Base Certificate” means a certificate, in favor of the Agent, signed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto, or in such other form as the Agent may reasonably request from time to time, which sets forth in reasonable detail the computations necessary to determine the Borrowing Base at a particular time.

“Borrowing Base” means, at any date, an amount equal to (1) 33-1/3% of the total value of the Acceptable Assets of the Borrower on such date, minus (2) all of the Borrower’s “senior securities representing indebtedness” (as such term is used in the 1940 Act) other than the Loans, as set forth in the Borrowing Base Certificate most recently delivered to the Agent pursuant to Sections 6.1(b)(4) and/or 4.3(c).

“Borrowing Date” means a date on which a Borrowing is made.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR, Term SOFR, or related terms, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Central Time” means the time as in effect in the central time zone in the United States from time to time.

“Change in Control” shall be deemed to have occurred if (1) any Person or group of Persons acting in concert shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (2) a change shall occur in the Board of Directors of the Borrower such that the individuals who constituted the Board of Directors of the Borrower as of the Closing Date cease for any reason to constitute a majority of the directors of the Borrower then in office.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Chosen Forum” has the meaning set forth in Section 9.17 of this Agreement.

“Closing Date” means the date of this Agreement as set forth in the introductory paragraph of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitments” means, as to each Bank, at any date, its Revolving Credit Loan Commitment at such date.

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit F.

Credit Agreement — Page 3

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Documents” means, collectively, this Agreement, the Notes and any other agreements or documents with the Agent or the Banks existing on or after the Closing Date evidencing or otherwise relating to any of the transactions described in or contemplated by this Agreement, and any amendments, renewals, restatements, replacements, consolidations or other modifications of any of the foregoing from time to time.

“Daily Simple SOFR” has the meaning set forth in Section 3.1(a) of this Agreement.

“Debt” means any of the following: (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes or other similar instruments; (3) obligations for the deferred purchase price of property or services; (4) obligations as lessee under capital leases; (5) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (6) obligations under letters of credit or acceptance facilities; (7) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (8) obligations secured by a Lien, whether or not the obligations have been assumed.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” has the meaning provided in Section 3.1(b) of this Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Bank” means, subject to Section 3.18(b), any Bank that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Bank any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

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Any determination by the Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank (subject to Section 3.18(b)) upon delivery of written notice of such determination to the Borrower and each Bank.

“Deposits” has the meaning set forth in Section 9.11 of this Agreement.

“Dollars” and “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Environmental Laws” means all federal, state, local and other applicable statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability, governmental or quasi-governmental directives or notices or other laws or matters existing on or after the Closing Date relating in any respect to occupational safety, health or environmental protection.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“Erroneous Payment” is defined in Section 8.11(a).

“Event of Default” has the meaning provided in Section 7.1 of this Agreement.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.19), or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to Section 3.20, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.20(f) and (d) any withholding Taxes imposed under FATCA.

“Expenses” has the meaning set forth in Section 9.2 of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Effective Rate” means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central Time) on such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Foreign Lender” means a Bank that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).

“Hazardous Substance” means any hazardous, toxic, dangerous or otherwise environmentally unsound substance, waste or other material, in whatever form, as defined or described in, or contemplated by, any Environmental Law and any other hazardous, toxic, dangerous or otherwise environmentally unsound substance, waste or other material in whatever form, or any other substance, waste or other material regulated by any Environmental Law.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Interim Threshold” has the meaning set forth in Section 3.4(a) of this Agreement.

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“Investment Advisor” means any person (other than a bona fide officer, director, trustee, member of an advisory board, or employee of the Borrower, as such) who, pursuant to contract with the Borrower, regularly furnishes advice to the Borrower with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Borrower.

“Law” means, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arranger” means U.S. Bank, and its successors, in its capacity as Lead Arranger.

“Lending Office” means, as to the Agent or any Bank, the office or offices of such Person noted on the signature page of such Person, or such other office or offices as such Person may from time to time notify the Borrower and the Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

“Loans” means all Revolving Credit Loans. The term “Loan” may refer to all Revolving Credit Loans then outstanding or, as the context so requires, any particular Revolving Credit Loan then outstanding under this Agreement.

“Material Adverse Effect” means (1) a material adverse effect on the assets, liabilities, business, prospects, operations, income or condition, financial or otherwise, of the Borrower, (2) a material impairment of the ability of the Borrower to pay, perform or observe its obligations under the Credit Documents, or (3) a material impairment of the enforceability or availability of the rights or remedies stated to be available to the Agent or any Bank under the Credit Documents.

“Multiemployer Plan” means a Plan that constitutes a “multiemployer plan” within the meaning of Section 3(37) of ERlSA.

“Notes” means, collectively, the Revolving Credit Notes.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of Borrower to the Banks or to any Bank, the Agent or any indemnified party arising under the Credit Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.19).

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“Outstanding Credit Exposure” means, as to any Bank at any time, the aggregate principal dollar amount of its Revolving Credit Loans outstanding at such time.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“Participant Register” has the meaning set forth in Section 9.6(c) of this Agreement.

“Participants” has the meaning set forth in Section 9.6(a) of this Agreement.

“Payment Date” means the 1st day of each month, or, if such day is not a Business Day, the immediately succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.

“Payment Recipient” is defined in Section 8.1l(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pensions Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act of 2006 (the “Pension Act”), Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Debt” means any of the following: (1) accrued expenses and trade account payables incurred in the ordinary course of the Borrower’s business; (2) the Senior Notes; (3) Debt to the Banks under this Agreement; (4) interest rate protection agreements; and (5) other Debt approved in advance by the Required Banks in a writing delivered to the Borrower.

“Permitted Liens” means any of the following: (l) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower’s books; (2) Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (3) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Borrower’s business; (4) Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like Liens (excluding, however, any Lien in favor of a landlord) arising in the ordinary course of the Borrower’s business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower’s books; and (5) rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrower’s real property which do not materially interfere with the use of such property, and (6) Liens arising in connection with customary fees and expenses and other payments due to the Borrower’s custodian in the ordinary course of business.

“Person” means an individual, corporation, limited liability company, partnership, trust, governmental entity or any other entity, organization or group whatsoever.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees on or after the Closing Date.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

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“Pro-Rata Share” means, at any date, with respect to a Bank, in each case expressed as a percentage (rounded to 12 decimal places, or such other number of decimal places as the Agent, acting in a commercially reasonable manner, may select from time to time):

(1)         Make Revolving Credit Loans. In the case of a Bank’s obligation to make Revolving Credit Loans, a fraction: (a) the numerator of which is the amount of such Bank’s Revolving Credit Loan Commitment on such date, and (b) the denominator of which is the aggregate amount of all Banks’ Revolving Credit Loan Commitments on such date.

(2)         Intentionally Omitted.

(3)         Receive Principal or Interest. In the case of a Bank’s right to receive payments of principal and interest with respect to its outstanding Revolving Credit Loans, a fraction: (a) the numerator of which is the aggregate unpaid principal amount of such Bank’s Loans giving rise to such principal or interest payment on such date, and (b) the denominator of which is the aggregate unpaid principal amount of all Banks’ Loans giving rise to such principal or interest payment on such date.

(4)         Indemnification; Other. In the case of a Bank’s obligations under Section 8.5 hereof, or in any other case not addressed in subparts (1) through (3) above, a fraction: (a) the numerator of which is the amount of such Bank’s Revolving Credit Loan Commitment, and (b) the denominator of which is the aggregate amount of all Banks’ Revolving Credit Loan Commitments (the foregoing fraction shall be calculated without regard to whether such Bank or any other Bank has any commitment to make Revolving Credit Loans on such date).

“Purchasers” is defined in Section 9.7(a) of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Recipient” means the Agent or any Bank, as applicable.

“Register” is defined in Section 9.7(d) of this Agreement.

“Required Banks” shall mean, at any date, one or more Banks having at least (1) 100% of the Commitments on such date, or (2) if on such date the Commitments have terminated, 100% of the outstanding principal balance of the Loans.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Loan Commitment” means, as to each Bank, its obligation to make Revolving Credit Loans under Section 2.2 hereof in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Bank’s name on Exhibit A hereto under the column entitled “Revolving Credit Loan Commitment Amount,” or as such amount may be modified by any assignment made pursuant to this Agreement.

“Revolving Credit Loans” has the meaning provided in Section 2.2(a) of this Agreement.

“Revolving Credit Note” has the meaning provided in Section 2.2(b) of this Agreement.

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the EU, His Majesty’s Treasury or other relevant sanctions authority.

“Securities Account” means securities account number 19-9233 held at the Securities Intermediary.

“Securities Intermediary” means U.S. Bank National Association.

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“Senior Notes” means any unsecured “senior securities representing indebtedness” (as such term is used in the 1940 Act) issued by the Borrower other than the Loans.

“SOFR” has the meaning set forth in Section 3.l(a) of this Agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.

“Term SOFR” has the meaning set forth in Section 3.l(a) of this Agreement.

“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

“Term SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 3.l(b), bears interest at the Term SOFR Rate.

“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 3.l(b), bears interest at the Term SOFR Rate.

“Term SOFR Rate” has the meaning set forth in Section 3.l(a) of this Agreement.

“Termination Date” means June 12, 2025; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

“Transferee” is defined in Section 9.7(e).

“Type” means, with respect to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unused Line Fee” has the meaning set forth in Section 3.l(c) of this Agreement.

“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 770l(a)(30) of the Code.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2         Accounting and Other Terms.

(a)         General. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless the context clearly requires otherwise, all references to “dollars” or “$” are to United States dollars. This Agreement and the other Credit Documents shall be construed without regard to any presumption or rule requiring construction against the party causing any such document or any portion thereof to

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be drafted. The Section and other headings in this Agreement and any index at the beginning of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. Similarly, any page footers or headers or similar word processing, document or page identification numbers in this Agreement or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement, nor shall there be any requirement that any such footers or other numbers be consistent from page to page. Unless the context clearly requires otherwise, any reference to a Section of this Agreement refers to all Sections and Subsections thereunder. Any pronoun used herein shall be deemed to cover all genders. Defined terms used in this Agreement may be set forth in Section 1.1 or other Sections of this Agreement, and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

(b)         Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Agent shall so request, the Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, however, that, until so amended, (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (2) the Borrower shall provide to the Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.3         General Rules. For the purposes of this Agreement, the words “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision. Terms defined in the singular have a corresponding meaning when used in the plural and vice versa. Similarly, verbs defined in one tense have a corresponding meaning when used in another tense.

1.4         Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.5         Term SOFR Notification. The interest rate on Loans is determined by reference to Term SOFR. Section 3.1(a) provides a mechanism for (a) determining an alternative rate of interest if Term SOFR is no longer available or in the other circumstances set forth in Section 3.1(a), and (b) modifying this Agreement to give effect to such alternative rate of interest. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark replacement), including without limitation, whether any such alternative, successor or replacement reference rate (including any Benchmark replacement), as it may or may not be adjusted pursuant to Section 3.1(a), will have the same value as, or be economically equivalent to, the rate as of the Closing Date. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Term SOFR and any alternative, successor or replacement rate (including any Benchmark replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2
Credit Facility

2.1         Total Credit Facility. Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make a total credit facility of up to the amount of the Commitments available to the Borrower upon its request therefor, as provided in this Section 2.

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2.2         Revolving Credit Loans.

(a)         General. Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time on any Business Day during the period from and including the Closing Date to, but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (A) the amount of such Bank’s Revolving Credit Loan Commitment at such time, or (B) such Bank’s Pro-Rata Share of the Borrowing Base at such time. In no event shall any Bank be obligated to make a Revolving Credit Loan if any Default or Event of Default exists or would result from the making of such Revolving Credit Loan. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and re-borrow under the Revolving Credit Loan facility. Revolving Credit Loans shall be Term SOFR Loans.

Notwithstanding anything herein to the contrary, on or after the date of this Agreement, the Borrower may increase the total amount of the Commitments, in an aggregate principal amount of up to $10,000,000, without the consent of any Bank but subject to the arrangement of additional commitments with financial institutions acceptable to the Borrower and the Agent; provided that in each case (1) no Bank will be required to increase its Revolving Credit Loan Commitment, (2) the Agent shall have no responsibility to arrange any such additional commitments unless the Agent shall consent to such undertaking in a prior writing; and in any event, the Agent’s responsibility to arrange any additional commitments shall be subject to such conditions, including, but not limited to, fee arrangements, as the Agent may provide in connection therewith, (3) there is no continuing Default or Event of Default, and (4) the conditions to making a Revolving Credit Loan, as provided in Section 4.3 below, are satisfied.

(b)         Revolving Credit Note. The Revolving Credit Loans made by each Bank under its Revolving Credit Loan Commitment shall be evidenced by, and shall be payable in accordance with the terms and conditions of, a promissory note of the Borrower in favor of such Bank in substantially the form of Exhibit B hereto (as to such Bank, as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, its “Revolving Credit Note”). Each Revolving Credit Note shall be in a principal amount equal to the amount of its Revolving Credit Loan Commitment then in effect and otherwise duly completed. Each Loan made by each Bank under its Revolving Credit Loan Commitment, and all payments and prepayments made on account of the principal thereof, shall be recorded by such Bank on its books and records.

2.3         Intentionally Omitted.

2.4         Reduction and Changes of Commitments.

(a)         The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitments, upon notice as provided herein; provided, however, that each reduction in the Revolving Credit Loan Commitments is an amount of not less than $1,000,000 and whole multiples of $1,000,000; provided, further, that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Loans shall exceed the Commitments. Any reduction in part of the unused portion of a Bank’s Revolving Credit Loan Commitment shall be made in the proportion that such Bank’s Revolving Credit Loan Commitment bears to the total amount of the Revolving Credit Loan Commitments.

(b)         The Borrower shall give the Agent notice (and the Agent shall promptly notify the Banks in writing) at least three (3) Business Days prior to any such reduction or termination provided in this Section 2.4.

(c)         Commitments once reduced in accordance with Section 2.4(a) may not be reinstated.

2.5         Pro Rata Treatment. Except as otherwise provided herein:

(a)         each borrowing of Revolving Credit Loans hereunder shall be made from the Banks, and each termination or reduction of the amount of the Revolving Credit Loan Commitments shall be applied to such Commitments of the Banks, in each case in accordance with the Banks’ respective Pro-Rata Shares; and

(b)         each payment and prepayment by the Borrower of principal of or interest on the Loans shall be made to the Agent for the account of the Banks in accordance with their respective Pro-Rata Shares (but not any other fees or amounts payable to the Agent whether pursuant to a separate letter or otherwise) shall be made to the Agent for the benefit of the Banks in accordance with their respective Pro-Rata Shares.

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2.6         Amended and Restated Credit Facility. This Agreement amends, restates and replaces the Existing Credit Agreement in its entirety. It is the intention and understanding of the parties that this Agreement shall continue the obligations under the Existing Credit Agreement, shall act as a refinancing of the debt and other obligations evidenced by the Existing Credit Agreement and shall not act as a novation of the Existing Credit Agreement or the debt or obligations thereunder.

Section 3
Finance Charges, Repayment and Other Terms

3.1         Interest Rate.

(a)         General; Revolving Credit Loans; Replacement Rate. Interest on each Loan hereunder shall accrue at an annual rate (the “Term SOFR Rate”) equal to 1.35% plus the greater of (i) zero percent (0.0%) and (ii) the one-month forward-looking term rate based on SOFR quoted by the Agent from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Agent from time to time) (“Term SOFR”), which shall be that one-month Term SOFR rate in effect and reset each Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate is not published on such Business Day due to a holiday or other circumstance that the Agent deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such Business Day. If the Agent has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”)), has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, Bank will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of the replacement of a rate other than Term SOFR, the Agent may add a spread adjustment selected by the Agent, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. For purposes of this Agreement, (a) “SOFR” means the secured overnight financing rate which is published by the Board of Governors of the Federal Reserve System (together with any committees convened by the Board, the “Board”) and available at www.newyorkfed.org: and (b) “Daily Simple SOFR” means a daily rate based on SOFR and determined by the Agent in accordance with the conventions for such rate selected by the Agent. In connection with the selection and implementation of any such replacement rate, the Agent may make any technical, administrative or operational changes that the Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, the Agent will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, the Agent’s prime rate. The Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR. The Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

(b)         Default Rate. Notwithstanding the provisions of subsection 3.l(a) above, upon or after the occurrence and during the continuation of any Event of Default, the principal amount of each Loan shall bear interest at a per annum rate equal to three percent (3%) above the interest rate that would otherwise apply under Section 3.1(a) above (the “Default Rate”).

(c)         Unused Line Fee. The Borrower shall pay to the Agent (to be allocated by the Agent to the Banks (other than a Defaulting Bank) in accordance with their respective Pro-Rata Shares) an unused line fee (the “Unused Line Fee”) at a rate per annum equal to the Applicable Unused Line Fee Rate on the average daily Available Aggregate Commitment, such fee to be paid from the date hereof, to and including the Termination Date, on the first day of each fiscal quarter, for the immediately preceding fiscal quarter, beginning July 1, 2017, and on the Termination Date.

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(d)         Computation of Interest. Interest on the outstanding principal balance of all Loans and all other obligations, if any, under the Credit Documents with respect to which interest accrues pursuant to the terms of this Agreement shall be calculated on a daily basis, computed on the basis of a 360-day year for the actual number of days elapsed (or if the Agent so elects, on the basis of twelve 30-day months for the actual number of days elapsed).

(e)         Usury. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any Note and charged or collected pursuant to the terms of this Agreement or any other Credit Documents exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. If such a court determines that any amount of interest charged or received hereunder or under the other Credit Documents is in excess of the highest applicable rate, any such excess shall be applied to any other obligations then due and payable by the Borrower under the Credit Documents, whether principal, interest, fees or otherwise, and the remainder of such excess interest, if any, shall be refunded to the Borrower, and such rate shall automatically be reduced to the maximum rate permitted by such law.

3.2         Payments of Principal, Interest and Costs. Except as otherwise provided in this Agreement, the Borrower agrees to pay, to the Agent for the account of each Bank, the Borrower’s obligations under the Credit Documents as follows:

(a)         Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Loan shall be payable on each Payment Date, commencing with the first Payment Date to occur after the Closing Date, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Termination Date. Interest accrued pursuant to Section 3.1(b) is payable on demand. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received before noon (Central Time). If any payment of principal of or interest on a Loan becomes due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.

(b)         Principal. The Borrower shall pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date.

(c)         Other Obligations. Costs, fees and expenses and any other obligations payable by the Borrower pursuant to this Agreement or the other Credit Documents shall be payable as and when provided in this Agreement or the other Credit Documents, as the case may be, or, if no specific provision for payment is made, on demand.

(d)         Promise to Pay. The Borrower hereby unconditionally promises to pay all such amounts when due.

3.3         Voluntary Prepayments. The Borrower shall have the right, without penalty or premium, to prepay the Loans in whole or in part at any time and from time to time after the Closing Date. Any prepayment of Loans shall be in an amount of $100,000 or a whole multiple of $25,000 in excess thereof, in each case, if less, than the entire principal amount thereof then outstanding.

3.4         Mandatory Prepayments.

(a)         Borrowing Base Compliance. The sum of the outstanding balance of all Loans shall not, at any time, exceed the Borrowing Base; provided, however, and notwithstanding anything to the contrary herein, during the period between the dates in which the Borrower is required to provide a Borrowing Base Certificate to the Agent, pursuant to Sections 4.3(c) and 6.1(b)(4) of this Agreement, the sum of the outstanding balance of all Loans may be less than or equal to, but may not exceed, an amount (the “Interim Threshold”) equal to (i) 50% of the total value of the Acceptable Assets of the Borrower less (ii) all of the Borrower’s “senior securities representing indebtedness” (as such term is used in the 1940 Act) other than Loans. If at any time the sum of the outstanding Loans exceeds the amount permitted hereby, the Borrower shall immediately prepay the Loans in an amount equal to the amount of such excess.

(b)         Legal Requirement. If at any time the Borrower, the Agent or any Bank, as the case may be, is required by applicable law to prepay or to cause to be prepaid all or any portion of the Loans, the Borrower shall immediately prepay the Loans in an amount sufficient to satisfy such legal requirement. For purposes of the

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preceding sentence, “applicable law” and “legal requirement” shall include, without limitation, any legal requirement or restriction imposed by virtue of Regulation U of the Board of Governors of the Federal Reserve System or the 1940 Act.

3.5         Method of Payment.

(a)         Each Loan shall be repaid, and each payment of interest thereon shall be paid, in the currency in which such Loan was made. All payments of the obligations under this Agreement and the other Credit Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at its address specified pursuant to Section 9.1, or at any other address specified in writing by the Agent to the Borrower, by noon (Central Time) on the date when due and shall (except as otherwise specifically required hereunder) be applied ratably by the Agent among the Banks. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at its address specified pursuant to Section 9.1. The Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, and fees as it becomes due hereunder.

(b)         The Agent shall remit to each Bank its Pro-Rata Share of all payments of principal and interest under the Loans received by the Agent on the Business Day the Agent receives such payments; provided, however, that if any such payment is received by the Agent after 2:00 p.m., Central Time, on such Business Day, then the Agent shall endeavor to remit to each Bank its Pro-Rata Share of such payment on such Business Day but shall be under no duty to do so. If the Agent fails to remit any such payment received after 2:00 p.m., Central Time, on any Business Day, the Agent shall remit to each Bank its Pro-Rata Share of such payment on the next following Business Day.

(c)         All payments from the Agent to a Bank, and all payments from a Bank to the Agent, in each case contemplated by this Agreement, shall be made by electronic funds transfer or by such other means and pursuant to such instructions as the Agent and such Bank may agree from time to time, any such agreement to be confirmed in writing at the request of the Agent or such Bank.

(d)         If the due date of any payment under this Agreement, the Notes or any of the other Credit Documents would otherwise fall on a day which is not a Business Day such payment date shall (unless otherwise expressly provided herein) be extended to the immediately succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension unless such succeeding Business Day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.

3.6         Use of Proceeds. The Revolving Credit Loans shall be used solely for purposes of (a) refinancing the indebtedness evidenced by the Existing Credit Agreement, and (b) the Borrower’s general working capital and other general corporate needs. The Borrower will not request any Loan, and will not use, and the Borrower will ensure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as agent, arranger, bank/lender, underwriter, advisor, investor, or otherwise).

3.7         Notice and Manner of Borrowing.

(a)         The Borrower shall give the Agent notice (and the Agent shall promptly notify the Banks in writing) of each Borrowing hereunder by noon Central Time of the Business Day such Loan is to be disbursed to the Borrower, and the Borrower shall specify and provide: (i) the Borrowing Date, which shall be a Business Day, of such Borrowing, (ii) the aggregate amount of such Borrowing; (iii) the then current total fair market value of the financial assets in the Securities Account and any and all other assets of the Borrower, and (iv) a Borrowing Base Certificate, substantially in the form of Exhibit D hereto, executed by an Authorized Officer of the Borrower providing the current Borrowing Base, stating that the Borrower is in compliance with all applicable leverage regulations of the 1940 Act, and providing Borrower’s current “Asset Coverage” pursuant to Section 18(h) of the 1940 Act. All notices given under this Section by the Borrower shall be irrevocable and shall be given not later than noon Central Time on the day

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which is not less than the number of Business Days specified above for such notice. For purposes of this Section, the Borrower and the Banks agree that the Agent may rely and act upon any request for a Loan from any individual who the Agent, absent gross negligence or willful misconduct, believes to be a representative of the Borrower.

(b)         Not later than 2:00 p.m., Central Time, on the date specified for each Borrowing hereunder, each Bank shall make available to the Agent the amount of the Revolving Credit Loan to be made by it on such date, at such account maintained by the Agent as the Agent shall specify, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrower by depositing the same, in immediately available funds, in one or more accounts of the Borrower maintained with the Agent.

(c)         The Borrower hereby authorizes the Agent and each Bank to make fundings under the Loans upon receipt of an oral or a written request therefor from an Authorized Officer. The Agent and each Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any such oral or written request believed by it to be genuine and to have been signed, sent or made by an Authorized Officer. Upon request by the Agent or any Bank, the Borrower agrees to deliver promptly to the Agent and each Bank a written confirmation of each oral request. If the written confirmation of any oral request differs in any material respect from the action taken by the Agent or any Bank, the records of the Agent and/or the Bank will control, absent manifest error.

3.8         Minimum Amount. Each borrowing of a Loan shall be in an amount of at least $250,000 and a whole multiple of $25,000.

3.9         Intentionally Omitted.

3.10       Illegality. If any Bank determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Term SOFR Rate, or to determine or charge interest rates based upon the Term SOFR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Bank to the Borrower (through the Agent), any obligation of such Bank to make or continue Term SOFR Borrowings shall be suspended until such Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Bank (with a copy to the Agent), prepay or, if applicable, convert each Term SOFR Loan of such Bank to a Base Rate Loan immediately. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.11       Yield Protection; Capital Adequacy.

(a)         Increased Costs Generally. If any Change in Law shall:

(1)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank;

(2)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(3)         impose on any Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or participation therein,

and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Bank or other Recipient, the

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Borrower will pay to such Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If any Bank determines that any Change in Law affecting such Bank or any lending office of such Bank or such Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by such Bank to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank, as the case may be, such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement; Delay in Requests. A certificate of a Bank setting forth the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as described above in this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.12       Application of Payments and Collections. The Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times after the Closing Date received by the Agent from or on behalf of the Borrower, and the Borrower agrees that the Agent and each affected Bank has the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times after the Closing Date by the Agent or its agent against the Borrower’s Obligations under the Credit Documents, in such manner as the Agent and each affected Bank may deem advisable, notwithstanding any entry by the Agent or any Bank upon any of its books and records.

3.13       Periodic Statement. The Agent may, in its sole discretion, account to the Borrower with a periodic statement of loan balances, charges and payments made or received pursuant to this Agreement, and any such statement rendered by the Agent shall be deemed final, binding and conclusive upon the Borrower unless the Agent is notified by the Borrower in writing to the contrary within 45 days after the date such statement is made available to the Borrower. Any such notice by the Borrower shall only be deemed an objection to those items specifically objected to in such notice.

3.14       Non-Receipt of Funds by Agent.

(a)         Notwithstanding anything to the contrary in this Agreement, the Agent shall not be required to make any amount available to the Borrower hereunder except to the extent that the Agent shall have received such amounts from the Banks as set forth herein; provided, however, that unless the Agent shall have been notified by a Bank prior to the time the applicable Loan is to be made hereunder that such Bank does not intend to make its Pro-Rata Share of the applicable Loan available to the Agent, the Agent may (but is not required to) assume that such Bank has made such Pro-Rata Share available to the Agent prior to such time, and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable borrowing available to the Agent, then the applicable Bank and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of payment to be made by such Bank, the greater of the daily average of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the Base Rate. If the Borrower and such Bank shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Bank pays its share of the applicable borrowing

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to the Agent, then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Agent. If at any time a Bank is obligated to make a Loan but does not make such Loan available, either to the Borrower or the Agent, as applicable, such unfunded amount shall be deemed to be outstanding for purposes of calculating the Unused Line Fee.

(b)         Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may (but is not required to) assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the greater of the daily average of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

3.15       Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

3.16       Balance; Sharing of Payments.

(a)         If any Bank shall obtain payment of any principal of or interest on any Loan through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Bank than its Pro-Rata Share thereof, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end, all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing in this Agreement shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 3.16 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 3.16 to share in the benefits of any recovery on such secured claim.

(b)         Notwithstanding anything to the contrary in Section 3.16(a) above, if any Bank at any time has a separate credit relationship with the Borrower — separate and apart from such Person’s credit relationship with the Borrower under this Agreement and the other Credit Documents — and such Person exercises any right of set-off, banker’s lien or other right or claim with respect to any amounts due such Person by the Borrower under any such separate credit relationship, then all proceeds of such set-off, banker’s lien or other right or claim, as the case may be, shall first be applied against the Borrower’s obligations under this Agreement and the other Credit Documents, before being applied against the Borrower’s obligations under such separate credit relationship.

(c)         Notwithstanding anything herein to the contrary, no Bank shall exercise its right of set off without the prior consent of the Agent.

3.17       Intentionally Omitted

3.18       Defaulting Bank.

(a)         Remedies Against Defaulting Bank. In addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, if at any time a Bank is a Defaulting Bank, such Defaulting Bank’s right to collect any fee that it may be entitled to under this Agreement or to participate in the administration of the Loans pursuant to the terms of this Agreement and the other Credit Documents, including

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without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Banks, shall be suspended while such Bank remains a Defaulting Bank; provided, however, that the Commitments of such Bank may not be increased and the period of such Commitments may not be extended without such Bank’s written consent. If a Bank is a Defaulting Bank because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under this Agreement, the Agent shall be entitled (i) to collect interest from such Defaulting Bank on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the greater of the daily average of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Bank under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists, and (iii) to bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Bank’s Loans shall not be paid to such Defaulting Bank and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Bank upon the default of such Defaulting Bank being cured.

(b)         Purchase from Defaulting Bank. Any Bank that is not a Defaulting Bank shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Bank’s Commitments and such Defaulting Bank’s rights under the Loans outstanding and payable to such Defaulting Bank. If more than one Bank exercises such right, each such Bank shall have the right to acquire such Defaulting Bank’s Commitments and rights pro rata in accordance with each purchasing Bank’s Revolving Credit Loan Commitments at such time. Upon any such purchase, the Defaulting Bank’s interest in its Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an assignment agreement in the form of Exhibit E. The purchase price for the Commitments of a Defaulting Bank shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Bank. The purchaser shall pay to the Defaulting Bank in immediately available funds in Dollars on the date of such purchase the principal of and accrued and unpaid interest and fees on the Loans made by such Defaulting Bank hereunder (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Bank and the Defaulting Bank by the Agent at a subsequent date upon receipt of payment of such amounts from the Borrower). Prior to payment of such purchase price to a Defaulting Bank, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Bank shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Bank, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Bank or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

3.19       Replacement of Bank. If the Borrower is required pursuant to Section 3.11 to make any additional payment to any Bank or if any Bank defaults in its obligation to make a Loan or declines to approve an amendment or waiver that is approved by the Required Banks or otherwise becomes a Defaulting Bank (any Bank so affected an “Affected Bank”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Bank as a Bank party to this Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash at par the Loan amounts and other obligations due to the Affected Bank under this Agreement and the other Credit Documents pursuant to an assignment substantially in the form of Exhibit E and to become a Bank for all purposes under this Agreement and to assume all obligations of the Affected Bank to be terminated as of such date and to comply with the requirements of Section 9.7 applicable to assignments, and (ii) the Borrower shall pay to such Affected Bank in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Bank by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Bank under Section 3.11.

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3.20       Taxes.

(a)         Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section 3.20, the term “Applicable Law” includes FATCA.

(b)         Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c)         Indemnification by Borrower. The Borrower shall indemnify each Recipient, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

(d)          Indemnification by the Banks. Each Bank shall severally indemnify the Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.6 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Credit Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this paragraph (d).

(e)         Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.20, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f)          Status of Banks.

(i)          Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not

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be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii)         Without limiting the generality of the foregoing,

(A)        any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals or copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)         executed copies of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 88l(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 88l(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)         to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)        if a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 147l(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to

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comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Agent shall treat (and the Banks hereby authorize the Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section l.1471-2(b)(2)(i).

(iii)        Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)         If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.20 (including by the payment of additional amounts pursuant to this Section 3.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), the indemnified party will not be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)         Survival. Each party’s obligations under this Section 3.20 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

3.21       Certain ERISA Matters.

(a)         Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)          such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)        (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through

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(g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

              In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Section 4
Lending Conditions

4.1         Credit Documents. Notwithstanding anything herein or in the other Credit Documents to the contrary, the Banks shall not be obligated to make the initial Loans under this Agreement to the Borrower until the Agent shall have received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to the Agent:

(a)         Credit Agreement. This Agreement;

(b)         Note. The Revolving Credit Note payable to the order of U.S. Bank;

(c)         Loan Disbursement Instructions; Borrowing Base Certificate. If requested by the Agent, written instructions from the Borrower to the Agent directing the disbursement of proceeds of the initial Loans made pursuant to this Agreement, and a Borrowing Base Certificate from the Borrower reflecting that the Borrower has sufficient assets to support Loans in the amount requested by the Borrower on the date of such certificate;

(d)         Form U-1. A Form U-1 for the Borrower whereby, among other things, the Borrower represents and warrants that the proceeds of each Loan may be used to purchase or carry margin stock, the Borrower hereby concurring with the assessment of the market value of any margin stock and other investment property described therein as of the date provided therein;

(e)         Opinion of Borrower’s Counsel. The favorable written opinion to the Agent of Paul Hastings, counsel to the Borrower, and of Venable LLP, counsel to the Borrower, regarding the Borrower, the Credit Documents, the transactions contemplated by this Agreement and the other Credit Documents and such other matters and in such form as the Agent may reasonably require;

(f)         Certificate of Borrower’s Secretary. A certificate executed by the Borrower’s secretary whereby such secretary affirms that, among other things, attached to such certificate is (1) a copy of the Borrower’s board resolutions authorizing the borrowing of monies and all other matters set forth in or contemplated by the Credit Documents, (2) a copy of the Borrower’s by-laws in effect on the Closing Date, (3) a copy of the Borrower’s articles or certificate of incorporation and all amendments thereto, and (4) a certificate of good standing for the Borrower, dated on or not more than 10 days prior to the Closing Date, from the Secretary of State of the state of incorporation of the Borrower and from the Secretary of State of Kansas; and

(g)         Other Items. Such other agreements, documents and assurances as the Agent may reasonably request in connection with the transactions described in or contemplated by the Credit Documents.

If the Agent, in its sole and absolute discretion, elects to make a Loan notwithstanding the Borrower’s failure to comply with all of the terms of this Section, then the Agent or any Bank shall not be deemed to have waived the Borrower’s compliance therewith, nor to have waived any of the Agent’s or Banks’ other rights under this Agreement; and in any

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event the Agent, if it so elects, may declare an immediate Event of Default if the Borrower fails to furnish to the Agent on demand any of the Credit Documents described in this Section or otherwise fails to comply with any condition precedent set forth in any Credit Document, in each case irrespective of whether such failure occurs on or after the Closing Date or the making of such Loan.

4.2         Additional Conditions Precedent to Initial Loans. The obligation of each Bank to make the initial Loans under this Agreement shall also be subject to the satisfaction, in the Agent’s sole judgment, of each of the following conditions precedent:

(a)         Since the date of the most recent financial statements of the Borrower submitted by the Borrower to the Agent immediately prior to the Closing Date, there shall not have occurred any act or event which could reasonably be expected to have a Material Adverse Effect;

(b)         No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent’s reasonable determination, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Credit Documents; and

(c)         The Borrower shall have paid all legal fees and other closing or like costs and expenses of the Agent and the Banks which the Borrower is obligated to pay hereunder.

4.3         Conditions Precedent to All Loans. The obligation of each Bank to make each Loan under this Agreement (including, without limitation, the initial Loan) shall be subject to the further conditions precedent that, on the date of each such Loan:

(a)         The following statements shall be true: (1) the representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are correct on and as of the date of such Loan as though made on and as of such date, and (2) there exists no Default or Event of Default as of such date, nor would any Default or Event of Default result from the making of the Loan requested by the Borrower;

(b)         The Borrower shall have signed and sent to the Agent a request for borrowing, setting forth in writing the amount of the Loan requested and the other information required pursuant to Section 3.7 of this Agreement;

(c)         The Borrower shall have furnished to the Agent a completed Borrowing Base Certificate, signed by the Borrower, and dated not more than one day prior to the date of the Borrower’s request for such Loan; and

(d)         The Agent shall have received such other approvals, opinions or documents as it may reasonably request.

The Borrower agrees that the making of a request by the Borrower for a Revolving Credit Loan, whether in writing, by telephone or otherwise, shall constitute a certification by the Borrower that all representations and warranties of the Borrower in the Credit Documents are true as of the date thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

Section 5
Representations And Warranties

5.1         Representations, Warranties and Covenants of the Borrower. The Borrower represents, and warrants to the Agent and the Banks as follows:

(a)         Organization and Existence. The Borrower (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as reflected in the introductory paragraph of this Agreement, (2) is in good standing in all other jurisdictions in which it is required to be qualified to do business as a foreign corporation, and (3) has obtained all licenses and permits and has filed all registrations necessary to the operation of its business; except where the failure to so qualify or to obtain such licenses or permits could not reasonably be expected to have a Material Adverse Effect.

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(b)         Authorization by the Borrower. The execution, delivery and performance by the Borrower of the Credit Documents (1) are within the Borrower’s corporate powers, (2) have been duly authorized by all necessary corporate or similar action, (3) do not contravene the Borrower’s articles or certificate of incorporation or by-laws, or any law or contractual restriction binding on or affecting the Borrower or its properties (including, without limitation, any contractual restriction arising under or otherwise related to the Senior Notes), and (4) do not result in or require the creation of a Lien upon any of the Borrower’s existing or future assets.

(c)         Approval of Governmental Bodies. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Documents or the exercise by the Bank of its rights thereunder.

(d)         Default or Event of Default. No Default or Event of Default has occurred or is occurring.

(e)         Disclosure. Neither this Agreement, nor any of the other Credit Documents, nor any certificate or statement furnished to the Agent or any Bank in connection herewith or otherwise, at the time it was executed, delivered and/or furnished, contained any untrue statement of material fact, or omitted to state a material fact which was necessary in order to make the statements contained herein or therein not materially misleading. There is no fact known to the Borrower which is expected to result in a Material Adverse Effect.

(f)          Enforceability of Obligations. The Credit Documents are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditors’ rights generally and subject to the discretion of courts in applying equitable remedies.

(g)         Financial Statements. All financial statements of the Borrower which have been furnished to the Agent and/or the Banks fairly present the financial condition of the Borrower, as of the dates reflected on the financial statements, and fairly present the results of its operations for the period covered thereby, all in accordance with GAAP, except for the omission of footnotes in interim financial statements and subject to normal year-end adjustments. There has been no material adverse change in the financial condition or results from operations of the Borrower since the dates of the most recent financial statements of the Borrower submitted to the Agent and/or the Banks.

(h)         Litigation. There is no pending or threatened action or proceeding affecting the Borrower or any of its properties before any court, governmental agency or arbitrator which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect.

(i)          Existing Debt. The Borrower has no Debt other than Permitted Debt.

(j)          Taxes. The Borrower has filed all required federal, state, local and other tax returns and has paid, or made adequate provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by the Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

(k)         Stock and Records. All outstanding capital stock of the Borrower was and is properly issued, and all books and records of the Borrower, including but not limited to its minute books, by-laws and books of account, are accurate and complete in all material respects. The Borrower is not obligated on or after the Closing Date to redeem or otherwise acquire, or pay any dividends or make any other distributions in respect of, any of its stock.

(l)          Contracts. The Borrower is not in default under or has not otherwise violated the terms of any contract or other agreement to which such Person is a party or by which such Person is bound, except for any such default the consequences of which would not have a Material Adverse Effect.

(m)        Hazardous Materials. The Borrower has complied with all Environmental Laws and all of its facilities, leaseholds, assets and other property comply with all Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. There are no outstanding or threatened citations, notices or orders of non-compliance issued to the Borrower or relating to its facilities, leaseholds, assets or other property. The Borrower has been issued all licenses, certificates, permits or other authorizations required under

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any Environmental Law or by any federal, state or local governmental or quasi-governmental entity, except where the failure to obtain such license, certificate, permit or other authorization could not reasonably be expected to have a Material Adverse Effect.

(n)         Title to Property; Liens. The Borrower has good and marketable title to all property purported to be owned by it subject to no Liens other than Permitted Liens.

(o)         Insolvency. After the execution and delivery of the Credit Documents and the disbursement of the Loans hereunder, the Borrower will not be insolvent within the meaning of the United States Bankruptcy Code or unable to pay its debts as they mature.

(p)         Anti-Corruption Laws; Sanctions. The Borrower, its subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and its subsidiaries policies and procedures to ensure compliance by the Borrower, its subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any of its subsidiaries or any director, officer, employee, agent, or affiliate of the Borrower or any of its subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).

(q)         EEA Financial Institution. Borrower is not an EEA Financial Institution.

(r)          Covered Entity. Borrower is not a Covered Entity.

(s)          Insurance. The properties of the Borrower are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates.

(t)          ERISA Compliance.

(i)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 50l(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(ii)         There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(iii)        (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop

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below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(iv)        As of the Closing Date and throughout the term of this Agreement, the Borrower is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code; (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (iv) a “governmental plan” within the meaning of ERISA.

(v)         The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

(u)         Subsidiaries; Equity Interests. The Borrower has no Subsidiaries. The Borrower has no equity investments in any other corporation of entity other than those permitted by Section 6.2(h). All of the outstanding equity interests in the Borrower have been validly issued and are fully paid and nonassessable.

(v)         Margin Regulations; Investment Company Act.

(i)          The Borrower is authorized to carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States) and use the proceeds from the Loans to purchase and carry margin stock and has obtained all necessary consents or approvals to engage in such activities and is in compliance with all Laws applicable to such activities.

(ii)         The Borrower is in compliance with the 1940 Act, including but not limited to all leverage regulations specified in Section 18 of the 1940 Act.

(w)        Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(x)         Beneficial Ownership Certification. As of the date of any Beneficial Ownership Certification, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

(y)         Survival of Representations. All representations and warranties made in this Section 5 shall survive the execution and delivery of the Credit Documents and the making of the Loans.

Section 6
Covenants

6.1         Affirmative Covenants. So long as any Loan remains unpaid or the Banks have any commitment to extend credit to or for the benefit of the Borrower, the Borrower covenants to the Agent and the Banks as follows:

(a)         Compliance with Laws. The Borrower shall comply with all Applicable Laws, affecting the Borrower or its properties, including, without limitation, all ERISA and all Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrower shall remain in material compliance, at all times, with the 1940 Act, including but not limited to, all leverage regulations specified in the 1940 Act. The Borrower will comply with Anti-Corruption Laws and will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

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(b)         Reporting Requirements. The Borrower shall furnish to the Agent:

(1)    Quarterly Statements. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC), a balance sheet of the Borrower as of the end of such fiscal quarter, the related statement of operations for such portion of the Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(2)    Additional Statements Following the Second Fiscal Quarter. As soon as available, but in any event within 60 days after the end of the second fiscal quarter of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC) commencing with the fiscal quarter ended May 31, 2022, the statements of changes in net assets, and cash flows related to the statements required to be provided in Section 6.l(b)(l) for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the shareholders’ equity and cash flows of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(3)    Audited Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC), a balance sheet of the Borrower as at the end of such fiscal year, and the related statements of operations, statement of changes in net assets, and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(4)    Borrowing Base Certificate. So long as any Loan remains unpaid, and no later than the first (1st) Business Day of each calendar month, a Borrowing Base Certificate for the immediately preceding calendar month; and

(5)    Compliance Certificate. Together with the financial statements required under Sections 6.l(b)(l), 6.l(b)(2), and 6.l(b)(3) a Compliance Certificate signed by the Borrower’s chief executive officer, chief financial officer, treasurer, or controller showing the calculations necessary to determine compliance with this Agreement, certifying that all such calculations comply with GAAP, and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof; and

(6)    Other. Such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Agent may reasonably request from time to time.

All financial statements described in clauses (1) and (2) above shall be prepared in accordance with GAAP on a basis applied consistently with the financial statements of the Borrower delivered to the Agent for the period ending most immediately prior to the Closing Date, except that unaudited financial statements shall be subject to normal year-end audit adjustments and need not contain footnotes.

(c)         Preservation of Business and Corporate Existence. The Borrower shall: (1) carry on and conduct its principal business substantially as it is now being conducted; (2) maintain in good standing its existence and its right to transact business in those states in which it is now or may after the Closing Date be doing business; and

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(3) maintain all licenses, permits and registrations necessary to the conduct of its business; except where the failure to so maintain its right to transact business or to maintain such licenses, permits or registrations could not reasonably be expected to have a Material Adverse Effect.

(d)         Insurance. The Borrower shall keep insured at all times with financially sound and reputable insurers which are reasonably satisfactory to the Agent (1) all of the Borrower’s property of an insurable nature, including, without limitation, all real estate, equipment, fixtures and inventories, against fire and other casualties in such a manner and to the extent that like properties are usually insured by others owning properties of a similar character in a similar locality or as otherwise required by the Agent, with the proceeds of such casualty insurance payable solely to the Agent, and (2) against liability on account of damage to persons or property (including product liability insurance and all insurance required under all applicable worker’s compensation laws) caused by the Borrower or its officers, directors, employees, agents or contractors in such a manner and to the extent that like risks are usually insured by others conducting similar businesses in the places where the Borrower conducts its business or as otherwise required by the Agent, with the Agent being named as an additional insured under such liability policies. The Borrower shall cause the insurers under all of its insurance policies to provide the Agent at least 30 days prior written notice of the termination of any such policy before such termination shall be effective and to agree to such other matters in respect of any such casualty insurance as provided in the Agent’s loss payee endorsement provided to the Borrower. In addition, the Borrower will, upon request of the Agent at any time, furnish a written summary of the amount and type of insurance carried, the names of the insurers and the policy numbers, and deliver to the Agent certificates with respect thereto.

(e)         Payment of Taxes. The Borrower shall pay and discharge, before they become delinquent, all taxes, assessments and other governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a Lien or charge upon any of its property, except such items as it is in good faith appropriately contesting and as to which adequate reserves have been provided to the Agent’s satisfaction.

(f)          Employee Plans. The Borrower shall: (1) notify the Agent promptly of the establishment of any Plan, except that prior to the establishment of any “welfare plan” (as defined in Section 3(1) of ERISA) covering any employee of the Borrower for any period after such employee’s termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or “defined benefit plan” (as defined in Section 3(35) of ERISA), it will obtain the Agent’s prior written approval of such establishment; (2) at all times make prompt payments or contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan; (3) promptly after the filing thereof, furnish to the Agent a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable; (4) notify the Agent promptly of any “reportable event” (as defined in ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, the initiation of any audit or inquiry by the Internal Revenue Service or the Department of Labor of any Plan or transaction(s) involving or related to any Plan, or any “prohibited transaction” as defined in Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986, as amended; (5) notify the Agent prior to any action that could result in the assertion of liability under Subtitle E of Title IV of ERISA caused by the complete or partial withdrawal from any multiemployer plan or to terminate any defined benefit plan sponsored by the Borrower; and (6) promptly furnish such additional information concerning any Plan as the Agent, it its sole discretion, may from time to time request.

(g)         Notice of Default. The Borrower shall give prompt written notice to the Agent of the occurrence of any Default or Event of Default under any of the Credit Documents. Similarly, the Borrower shall give prompt written notice to the Agent of any failure to pay, perform or observe or any other default by the Borrower under any other existing or future agreement by which the Borrower is bound if such default could reasonably be expected to have a Material Adverse Effect or, in the case of a default that relates to asset coverage, whether or not such default could reasonably be expected to have a Material Adverse Effect.

(h)         Books and Records; Inspection; Audits. The Borrower shall: (1) maintain complete and accurate books and financial records in accordance with GAAP (except that interim financial statements need not contain footnotes and may be subject to normal year-end audit adjustments); (2) during normal working hours permit the Agent, the Banks and Persons designated by the Agent and the Banks to visit and inspect its properties and to

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inspect its books and financial records (including its journals, orders, receipts and correspondence which relates to its accounts receivable), and to discuss its affairs, finances and accounts receivable and operations with its directors, officers, employees and agents and its independent public accountants; and (3) permit the Agent, the Banks and Persons designated by the Agent and the Banks to perform reviews of such books and financial records when and as requested by the Agent or any Bank.

(i)          Further Assurances. The Borrower agrees to execute, deliver or perform, or cause to be executed, delivered or performed, all such documents, agreements or acts, as the case may be, as the Agent may reasonably request from time to time to create, evidence or assure the Agent’s or any Bank’s rights and remedies under, or as contemplated by, the Credit Documents or at law or in equity.

(j)          Securities Account. The Borrower shall deliver to the Agent, promptly after its receipt thereof, a copy of the monthly account statement for the Securities Account. The Borrower further agrees that the Agent shall have the right, should it so elect, to monitor the Securities Account from time to time on a “real time” or other electronic basis, and to that end the Borrower hereby irrevocably authorizes and instructs the Securities Intermediary to take such steps as may be necessary to allow the Agent to so monitor the Securities Account. The foregoing right to monitor the Securities Account shall give the Agent the right to monitor all aspects of the Securities Account, including, without limitation, the right to monitor all financial assets held therein and all trading activity relating thereto. The Borrower agrees to indemnify and hold the Securities Intermediary harmless from and against any losses, damages or expenses the Securities Intermediary may incur as a result of the Securities Intermediary permitting the Agent to monitor the Securities Account as provided in this Section, except for any such losses, damages or expenses that arise out of the Securities Intermediary’s gross negligence or willful misconduct. The Securities Intermediary shall be a third-party beneficiary of this Section.

(k)         Daily Securities Account Information. In the event that the Agent is not the custodian of the Securities Account and the financial assets held therein, the Borrower shall before the end of each Business Day directly provide the Agent such information as the Agent may request to allow monitoring of the Securities Account, including the financial assets held therein and all trading activity relating thereto, on a daily basis. The Agent shall have the right, should it so elect to monitor the Securities Account from time to time on a “real time” or other electronic basis, and to that end, Borrower, if so requested by the Agent, will take appropriate action to authorize and instruct the custodian of the Securities Account to take such steps as necessary to allow the Agent to so monitor the Securities Account, not less frequently than at the end of each Business Day.

(l)          Litigation. The Borrower shall promptly give to the Agent and the Banks, notice of:

(1)         any pending or threatened action or proceeding affecting the Borrower or any of its properties before any court, governmental agency or arbitrator which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect.

(2)         (i) the issuance by any Governmental Authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting or delaying, any action on the part of the Borrower, or (ii) the institution of any litigation or similar proceedings seeking any such injunction, order or other restraint which, in the case of subpart (i) hereof, would have, and in the case of subpart (ii) hereof, would reasonably be expected to have if the outcome were adverse, a Material Adverse Effect.

(m)        Credit Rating. The Borrower shall maintain a minimum unsecured credit rating with respect to the Senior Notes of “A” by Kroll Bond Rating Agency (or an equivalent nationally recognized statistical rating organization).

(n)         Custodian of Securities Account. In the event that U.S. Bank National Association shall not be the custodian of the Securities Account, the Borrower agrees to take such actions and enter into such agreements as U.S. Bank National Association, in its sole discretion, shall deem necessary to establish a security interest securing the Borrower’s payment and performance under this Agreement, the Notes and the other Credit Documents.

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(o)         Asset Coverage Compliance. On the last day of each month on which any Loan remains unpaid on such date, the Borrower shall not permit the Asset Coverage (as defined in Section 18(h) of the 1940 Act) to be less than 300%. In addition, at no time during any period in which any Loan remains unpaid shall Borrower’s “Asset Coverage” (as defined in Section 18(h) of the 1940 Act) of senior securities representing indebtedness be less than 200%. Notwithstanding the foregoing, regardless of whether there exists any outstanding amounts of Loans, Borrower will (a) include in each Borrowing Base Certificate required by this Agreement a calculation of “Asset Coverage” demonstrating compliance with this Section 6.l(o), and (b) at any point that Borrower cannot meet the “Asset Coverage”, provide the Agent a calculation of the “Asset Coverage” within five (5) Business Days of Borrower’s knowledge of such failure to meet the “Asset Coverage”, all in form and substance satisfactory to the Agent.

(p)         Beneficial Ownership Certification. On or promptly after any time at which Borrower becomes subject to the Beneficial Ownership Regulation, Borrower shall provide Agent with a completed Beneficial Ownership Certification in Agent’s standard form or in such other form and substance as reasonably acceptable to the Agent.

(q)         Anti-Money Laundering Compliance. The Borrower will, and will cause each of its subsidiaries to, provide such information and take such actions as are reasonably requested by the Agent or any Bank in order to assist the Agent and the Banks in maintaining compliance with anti-money laundering laws and regulations.

(r)          Protection of Acceptable Assets. The Borrower will (a) defend the Acceptable Assets against all claims and demands of all Persons at any time claiming the same or any interest (other than a Permitted Lien) therein, and (b) do whatever the Agent may reasonably request, from time to time, to effect the terms of this Agreement and the other Credit Documents, including cooperating with the Agent’s representatives; keeping records; and paying claims which might, if unpaid, become a Lien (other than a Permitted Lien) on the Acceptable Assets.

6.2         Negative Covenants. So long as any Loan remains unpaid or the Banks have any commitment to extend credit to or for the benefit of the Borrower, the Borrower covenants to the Agent and the Banks as follows:

(a)         Liens. The Borrower shall not create or suffer to exist any Lien on or with respect to any of its properties, whether the Borrower owns or has an interest in such property on the Closing Date or at any time thereafter, except for Permitted Liens.

(b)         Debt. The Borrower shall not create or suffer to exist any Debt except for Permitted Debt. The Borrower acknowledges and agrees that notwithstanding any reference in this Agreement to “senior securities,” Borrower shall not be permitted to incur Debt other than as expressly permitted in this Section 6.2(b).

(c)         Structure; Disposition of Assets. The Borrower shall not merge or consolidate with or otherwise acquire, or be acquired by, any other Person; provided, however, that the foregoing prohibition on acquisitions by the Borrower shall not prohibit the Borrower from acquiring investment property in the ordinary course of its business. The Borrower shall not sell, lease or otherwise transfer any property, except for the disposition of obsolete equipment and the sale or other disposition of investment property in the ordinary course of the Borrower’s business.

(d)         Subsidiaries; New Business. The Borrower shall not (a) change its corporate structure or create any subsidiary; provided, however, the Borrower may create one or more wholly owned subsidiaries in the ordinary course of Borrower’s business for purposes of conducting the same business as Borrower (that is, investment) so long as (i) the value of the assets, in the aggregate, of all such subsidiaries does not exceed 5% of the value of the total assets of the Borrower, (ii) doing so is permitted under the 1940 Act as well as all other applicable laws, rules, regulation and orders affecting Borrower or its properties, (iii) doing so does not otherwise result in the occurrence of a Default or an Event of Default under this Agreement, and (iv) at any given time, the Debt of all subsidiaries of Borrower shall not exceed $150,000,000 in the aggregate; (b) render any services or otherwise enter into any business which is not substantially similar to that existing on the Closing Date; or (c) liquidate, wind-up or dissolve itself.

(e)         Conflicting Agreements. The Borrower shall not enter into any agreement any term or condition of which conflicts with any provision of this Agreement or the other Credit Documents.

(f)          Changes in Accounting Principles; Fiscal Year. The Borrower shall not make any change in its principles or methods of accounting as currently in effect, except such changes as are required by GAAP, nor shall the Borrower, without first obtaining the Agent’s written consent, change its fiscal year.

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(g)         Dividends and Distributions. So long as a Default or an Event of Default is occurring, the Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or otherwise, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

(h)         Investments and Joint Ventures. The Borrower shall not make or permit to remain outstanding any investment in any Person or enter into any joint venture; provided, however, Borrower shall not be prohibited from making or permitting to remain outstanding any investment in the ordinary course of its business; and provided further, Borrower may purchase interest rate protection in a form acceptable to the Agent and the Banks, which may cover a mutually agreed upon notional amount of the Senior Notes.

(i)          Transactions With Affiliates. Other than the advisor relationship existing on the Closing Date with Tortoise Capital Advisors, LLC, the Borrower shall not enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms substantially as favorable to the Borrower as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.

(j)          Amount Invested in Single MLP. The Borrower shall not make any investment in any single master limited partnership or other single issuer if, immediately after giving effect to such investment, the aggregate fair market value of all investments in such issuer would exceed 10% of the Borrower’s total assets at such time.

Section 7
Events of Default

7.1         Events of Default. Each of the following events shall constitute an Event of Default hereunder:

(a)         Monetary Default. The Borrower fails to pay any amounts when due with respect to the Loans,

(b)         Non-monetary Default. The Borrower fails to perform or observe any obligation of the Borrower to the Agent or the Banks under the Credit Documents (other than as set forth in subsection (a), above) or any other term, covenant or other provision in any Credit Document in accordance with the terms thereof and, if such default is curable (it being specifically agreed that no default may be cured after the Termination Date), the Borrower fails to cure such default within five days after the earlier to occur of: (i) the knowledge of the Borrower, or (ii) written notice from the Agent (provided, however, nothing herein shall be deemed to require the Agent to give the Borrower notice of any default); or

(c)         Other Bank Default. Any “Event of Default” (as such term is defined in any other Credit Document to which the Borrower is a party) occurs; or

(d)         Misrepresentation. Any representation or warranty made or furnished by the Borrower in connection with this Agreement or the other Credit Documents proves to be incorrect, incomplete or misleading in any material respect when made, or any such representation or warranty becomes incorrect, incomplete or misleading in any material respect and the Borrower fails to give the Agent prompt written notice thereof; or

(e)         Cross-Default. The Borrower fails to pay any Debt (excluding any monetary obligation due the Agent or any Bank under the Credit Documents, as contemplated by Subsection (a) above, but including, without limitation, the Senior Notes) or to perform or observe any other obligation or term in respect of such Debt, and, as a result of any such failure, the holder of such Debt accelerates or is entitled to accelerate the maturity thereof or requires or is entitled to require the Borrower or some other Person to purchase or otherwise acquire such Debt; or

(f)          Insolvency. The Borrower ceases to be solvent or suffers the appointment of a receiver, trustee, custodian or similar fiduciary or makes an assignment for the benefit of creditors; or any petition for an order for relief is filed by or against the Borrower under the federal Bankruptcy Code or any similar state insolvency statute (except, in the case of a petition filed against the Borrower, if such proceeding is dismissed within 60 days after the petition is filed, unless prior thereto an order for relief is entered under the federal Bankruptcy Code); or the Borrower makes any offer of settlement, extension or composition to their respective unsecured creditors generally; or

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(g)         Contest Credit Documents. The Borrower challenges or contests in any action, suit or proceeding the validity or enforceability of any of the Credit Documents or the legality or enforceability of any obligation of the Borrower to the Agent or any Bank under the Credit Documents; or

(h)         Judgments. One or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate during any 12-month period is rendered against the Borrower and remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for 30 days; or

(i)          Change in Control. Any Change in Control occurs; or

(j)          Material Adverse Change. Any material adverse change occurs in the financial condition or economic prospects of the Borrower or any other act or event occurs which reasonably could be expected to have a Material Adverse Effect; or

(k)         Investment Advisor. The Borrower changes the Investment Advisor, and such new Investment Advisor is not acceptable to the Required Banks; provided, however, changing the Investment Advisor shall not be deemed an Event of Default, if doing so violates the 1940 Act; or

(1)         Reporting Requirements. Notwithstanding anything herein to the contrary, the Borrower fails to perform or observe any reporting requirement under this Agreement, including, without limitation those listed in Section 6.l(b), or any other Credit Document, and such failure is not cured within five (5) Business Days from the date of such failure to perform or observe; or

(m)        Borrowing Base Compliance. Notwithstanding anything herein to the contrary, the Borrower shall fail to comply with the Interim Threshold as set forth in Section 3.4(a) above, and such failure is not cured within five (5) Business Days from the date of such failure to perform or observe.

7.2         Obligation to Lend; Acceleration. After the occurrence and during the continuation of any Default, the Agent may (and, upon the request of the Required Banks, the Agent shall) declare the obligation of the Agent and/or any Bank to make Loans or to otherwise extend credit hereunder to be terminated, whereupon the same shall forthwith terminate. If any Event of Default described in Section 7.1(f) occurs, the obligation of the Agent and/or any Bank to make Loans or to otherwise extend credit hereunder shall automatically terminate, and the Notes, all outstanding principal, all interest thereon, and all other Obligations of the Borrower to the Agent and/or any Bank under the Credit Documents shall immediately become due and payable without any election or action on the part of the Agent or any Bank and without presentment, protest or notice or demand of any kind, all of which are waived by the Borrower. After the occurrence and during the continuation of any Event of Default other than an Event of Default under Section 7.l(f), the Agent may (and, upon the request of the Required Banks, the Agent shall) declare the Notes, all outstanding principal, all interest thereon, and all other Obligations of the Borrower to the Agent and/or any Bank under the Credit Documents to be forthwith due and payable, whereupon the Notes, outstanding all such interest thereon and all such other Obligations shall become and be forthwith due and payable, without presentment, protest or further notice or demand of any kind, all of which are waived by the Borrower. If, notwithstanding the foregoing, after the occurrence and during the continuation of any Default or Event of Default, as the case may be, the Agent elects (any such election to be in the Agent’s sole and absolute discretion) to make one or more advances under this Agreement or to not accelerate all or any of the Borrower’s Obligations, any such election shall not preclude the Agent from electing thereafter (in its sole and absolute discretion) to not make advances or to accelerate all or any of the Borrower’s Obligations, as the case may be.

7.3         Remedies. Upon or after the occurrence and during the continuation of any Event of Default, the Agent has and may (and, upon request of the Required Banks, the Agent shall) exercise from time to time all rights and remedies available at law or in equity, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents.

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7.4         Application of Funds. After the exercise of remedies provided for in this Section 7 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.2), any amounts received on account of the Obligations shall, subject to the provisions of Section 3.18, be applied by the Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including fees, charges and disbursements of counsel to the respective Banks and amounts payable under Section 3.11), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

7.5         Ranking of Loans; Compliance with Investment Company Act of 1940. Notwithstanding anything herein or in the other Credit Documents to the contrary, the Loans and all other obligations of the Borrower hereunder or under the other Credit Documents shall rank pari passu in all respects with the other senior securities representing indebtedness of the Borrower. It is the intention of the Agent, the Banks and the Borrower to comply with the provisions of the 1940 Act. If any term, condition or other provision in this Agreement or any of the other Credit Documents is deemed by the Securities and Exchange Commission or any court to render any Loan or other obligation incurred under any of the Credit Documents a separate “class of senior securities representing indebtedness,” for purposes of Section 18(c) of the 1940 Act, and to have preferential rights over any other senior securities representing indebtedness of the Borrower in violation of Section 18(c) of the 1940 Act, the Agent, the Banks and the Borrower agree to diligently and in good faith negotiate an amendment to the applicable Credit Documents so as to comply with Section 18(c) of the 1940 Act provided that such amendment does not impair the Agent’s and/or the Banks’ fundamental economic rights under the Credit Documents.

Section 8
Agency Provisions

8.1         Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 hereof shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement or in any of the Credit Documents, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any of the other documents in any certificate or any of the other Credit Documents or received by an of them under, this Agreement or any of the other Credit Documents, for the value, validity, effectiveness, enforceability or sufficiency of this Agreement, any Note or any of the other Credit Documents or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder, or for the satisfaction of any condition precedent specified in Section 4 hereof; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any of the other Credit Documents, except for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent shall be conclusively entitled to assume that the conditions precedent set forth in Section 4 hereof have been satisfied unless the Agent has received written notice from a Bank referring to the relevant Section and stating that the relevant condition has not been satisfied or unless the certificate furnished by the Borrower pursuant thereto so indicates. The Agent may employ agents and attorneys-in-fact

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and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.

8.2         Reliance by Agent. The Agent shall be entitled to rely on any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and on advice and statements of legal counsel, independent accountants and other experts selected by it. As to any matters not expressly provided for by this Agreement or any of the Credit Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder (as the case may be) in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. If the Agent shall seek the consent or approval of the Required Banks to the taking or refraining from taking of any action hereunder or under any of the Credit Documents, the Agent shall give notice thereof to each Bank and as soon as practicable notify each Bank at any time that the Required Banks have instructed the Agent to act or refrain from acting hereunder or thereunder (as the case may be).

8.3         Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall take such action with respect to such Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such default as it shall deem advisable in the best interest of the Banks.

8.4         Rights as a Bank. With respect to its Commitment and the Loans made by it, U.S. Bank National Association (and any successor acting as Agent), in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term “Bank” or “Banks” shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent, its permitted successors and its Affiliates may, without having to account therefor to any Bank, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as the Agent, and the Agent and its Affiliates may accept fees and other consideration from the Borrower and its Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks, except for any fees stated herein to be for the account of any of the Banks.

8.5         Indemnification. Each Bank severally, to the extent of its Pro-Rata Share, indemnifies the Agent (to the extent the Agent is not reimbursed by the Borrower) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against it and/or any of its shareholders, directors, officers, employees, agents, attorneys, contractors or other representatives in any way relating to or arising out of this Agreement, any of the other Credit Documents, any of the transactions contemplated hereby (including, without limitation, the costs, expenses and other amounts which the Borrower is obligated to pay under Section 9.2 hereof), any action or omission taken by the Agent or any of the other indemnified parties referred to above, and/or the enforcement of any of the terms of this Agreement or any of the other Credit Documents; provided; however, that no Bank shall be liable for any portion of any of the foregoing resulting from the gross negligence or willful misconduct of the Agent or any of the other indemnified parties referred to above.

8.6         Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Person of this Agreement or any other Credit Document or in respect of the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty

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or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or Affiliates) which may come into its possession or into the possession of any of its Affiliates.

8.7         Failure to Act. Except for action expressly required of the Agent hereunder or under any of the Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder (as the case may be) unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

8.8         Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of Borrower. If no such successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation or the Required Banks’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of Borrower. Upon the acceptance or any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Section 8.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

8.9         Representation of Banks. The Banks severally represent that they will be taking the Notes issued hereunder for their own respective accounts to evidence loans made in the ordinary course of their commercial banking business, and not with a view of distribution of such Notes; provided, however, that nothing contained in this Section 8.9 shall create any rights or remedies in favor of the Borrower or anyone else against any Bank so long as such Bank acts in good faith upon the advice of its counsel with respect to compliance with applicable laws; provided further, that the assets of each Bank must be and shall always remain within the control of each Bank.

8.10       Obligations Several. Unless otherwise expressly provided for herein, the obligation of each Bank hereunder is several, and neither the Agent nor any Bank shall be responsible for the obligations of any other Bank hereunder, nor will the failure of any Bank to perform any of its obligations hereunder relieve any other Bank from the performance of its respective obligations hereunder. Nothing contained in this Agreement or any of the other Credit Documents, and no action taken by the Banks pursuant hereto or thereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity or otherwise (except as expressly provided for herein) give rise to joint or vicarious liability between the Banks.

8.11       Erroneous Payments.

(a)         If the Agent notifies a Bank or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 8.1l(b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)         Without limiting Section 8.11(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

(i) (A) In the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(B) such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 8.11(b).

(c)         Each Lender Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Credit Document, or otherwise payable or distributable by the Agent to such Lender Party from any source, against any amount due to the Agent under Section 8.11(a) or under the indemnification provisions of this Agreement.

(d)         An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Debt, except to the extent such Erroneous Payment comprises funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(e)         To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment.

(f)          Each party’s agreements under this Section 8.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

Section 9
Miscellaneous

9.1         Notices. All notices and other communications provided for herein (including, without limitation, any waivers or consents under this Agreement) shall be given or made by telex, telecopy, cable or otherwise in writing (each communication given by any of such means to be deemed to be “in writing” for purposes of this Agreement) and telexed, telecopied, cabled, mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof (or as to Banks, as set forth on their Administrative Questionnaire), or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or fax, delivered to the cable office or personally delivered or, in the case of a mailed notice, upon deposit with the United States Postal Service, certified mail, return receipt requested, with postage prepaid, in each case given or addressed as aforesaid.

9.2         Reimbursement of Expenses. The Borrower agrees (a) to pay or reimburse the Agent on demand for its reasonable out-of-pocket costs and expenses (including without limitation, the reasonable fees and expenses of counsel to the Agent), in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder, (b) to pay or reimburse the Agent and the Banks for all reasonable out-of-pocket costs and expenses of such Persons (including reasonable counsels’ fees and expenses) in connection with the enforcement of this Agreement and any of the other Credit Documents, and all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, any of the Notes, or any of the other Credit Documents (except for any such tax imposed on or measured by the income of such Person), and (c) to pay or reimburse the Agent and the Banks for all reasonable out-of pocket

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costs and expenses (including reasonable counsels’ fees and expenses) in connection with any litigation, contest dispute, suit, proceeding or action brought by a third party in any way relating to this Agreement, any of the other Credit Documents or the Borrower’s affairs (all of which are hereinafter collectively referred to as the “Expenses”); then, in any and each such event, such Expenses shall be payable on demand.

9.3         Indemnity. The Borrower agrees to indemnify, defend and hold harmless the Agent and the Banks and each shareholder, director, officer, employee, agent, attorney and other representative of or contractor for the Agent and/or the Banks from and against any and all damages, settlement amounts, expenses (including, without limitation, attorney’s fees and court costs), other losses, claims or other assertions of liability of any nature whatsoever incurred by or on behalf of or asserted against, as the case may be, any one or more of such indemnified parties at any time arising in whole or in part out of the Borrower’s failure to observe, perform or discharge any of the Borrower’s duties under any of the Credit Documents or any misrepresentation made by or on behalf of the Borrower under any of the Credit Documents. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against the Agent and/or the Banks or such other indemnitees by any Person under any Environmental Laws or similar laws by reason of the Borrower’s or any other Person’s failure to comply with laws applicable to Hazardous Substances. The Borrower further agrees to indemnify, defend and hold harmless the Agent and the Banks and each shareholder, director, officer, employee, agent, attorney and other representative of or contractor for the Agent and the Banks from and against any and all damages, settlement amounts, expenses (including, without limitation, attorneys’ fees and court costs), other losses, claims or other assertions of liability of any nature whatsoever incurred by or on behalf of or asserted against, as the case may be, any one or more of such indemnified parties at any time in connection with any one or more indemnified parties’ actions or inactions relating in any respect to this Agreement, any of the other Credit Documents or any of the transactions described in or contemplated by any of the foregoing, except to the extent such losses are determined by final nonappealable order from a court of competent jurisdiction to arise out of such indemnified party’s gross negligence or willful misconduct. All indemnities given by the Borrower to the Agent and/or the Banks under the Credit Documents, including, without limitation, the indemnities set forth in this Section, shall survive the repayment of the Loans and the termination of this Agreement.

9.4         Entire Agreement; Modification of Agreement.

(a)         Entire Agreement. This Agreement and the other Credit Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embodies the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

(b)         Modifications. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Required Banks, and any provisions of this Agreement or the other Credit Documents may be waived by the Required Banks; provided, however, that, notwithstanding the foregoing, no amendment or waiver shall be effective, without first obtaining the written consent of all Banks, that (a) extends the due date of any principal, interest or fee payment in respect of the Loans; (b) changes the amount or duration of any Bank’s Commitment; (c) releases the Borrower, in whole or in part, from any obligation under the Credit Documents to pay any principal or interest under the Loans; (d) reduces the rate of interest or fees provided hereunder; (e) changes the definition of “Pro-Rata Share”, or (f) changes the definition of “Required Banks” or amends the terms of this Section 9.4(b), or that otherwise has the effect of impairing any of the consent requirements contained in this Section 9.4(b) or in any other provision of this Agreement or the other Credit Documents where the consent of all the Banks or the Required Banks is required in connection with any matter.

9.5         Successors and Assigns. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents without the prior written consent of each Bank, (ii) any assignment by any Bank must be made in compliance with Section 9.7, and (iii) any transfer by participation must be made in compliance with Section 9.6. Any attempted assignment or transfer by any party not made in compliance with this Section 9.5 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 9.5 relates only to absolute assignments and this Section 9.5 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to a Federal Reserve

Credit Agreement — Page 38

Bank or (y) in the case of a Bank which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 9.7. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 9.7; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

9.6         Participations.

(a)         Permitted Participants; Effect. Any Bank may at any time sell to one or more entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Credit Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank’s obligations under the Credit Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Credit Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Credit Documents.

(b)         Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents provided that each such Bank may agree in its participation agreement with its Participant that such Bank will not vote to approve any amendment, modification or waiver with respect to any Outstanding Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section 9.4(b) or of any other Credit Document.

(c)         Benefit of Certain Provisions. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.11 (Yield Protection; Capital Adequacy), Section 3.20 (Taxes), Section 9.2 (Reimbursement of Expenses), Section 9.3 (Indemnity) and Section 9.8 (Nonliability of Banks) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 9.7, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.11 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) a Participant shall not be entitled to receive any greater payment under Section 3.20 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Foreign Lender if it were a Bank, such Participant agrees to comply with the provisions of Section 3.20 to the same extent as if it were a Bank (it being understood that the documentation required under Section 3.20(f) shall be delivered to the participating Bank). Each Bank that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Credit Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Credit Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Credit Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat

Credit Agreement — Page 39

each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

9.7         Assignments.

(a)         Permitted Assignments. Any Bank may at any time assign to one or more assignees (“Purchasers”) all or any part of its rights and obligations under the Credit Documents; provided, however, a “Purchaser” may not be a natural person, the Borrower or any of the Borrower’s Affiliates. Such assignment shall be substantially in the form of Exhibit E or in such other form reasonably acceptable to the Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Bank or an Affiliate of a Bank or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Bank or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

(b)         Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund, provided that the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing; provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Bank, an Affiliate of a Bank or an Approved Fund. Any consent required under this Section 9.7(b) shall not be unreasonably withheld or delayed.

(c)         Effect; Assignment Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 9.7(a) and 9.7(b), and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Credit Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Credit Document executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under the Credit Documents, to the same extent as if it were an original party thereto, and the transferor Bank shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Banks or the Agent. In the case of an assignment covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a Bank hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Credit Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 9.7 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 9.6. Upon the consummation of any assignment to a Purchaser pursuant to this Section 9.7(c), the transferor Bank, the Agent and the Borrower shall, if the transferor Bank or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. The assignee, if it is not a Bank, shall deliver to the Agent an Administrative Questionnaire.

(d)         Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and each Bank at any reasonable time and from time to time upon reasonable prior notice.

Credit Agreement — Page 40

(e)         Dissemination of Information. The Borrower authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Bank’s possession.

(f)          Assignment by Borrower. The Borrower may not directly or indirectly sell, assign or transfer any interest in or rights under this Agreement or any of the other Credit Documents.

9.8         Nonliability of Banks. The relationship between the Borrower on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Lead Arranger nor any Bank shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Lead Arranger nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, the Lead Arranger nor any Bank shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Lead Arranger nor any Bank shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby. It is agreed that the Lead Arranger shall, in its capacity as such, have no duties or responsibilities under this Agreement or any other Credit Document. Each Bank acknowledges that it has not relied and will not rely on the Lead Arranger in deciding to enter into this Agreement or any other Credit Document or in taking or not taking any action.

9.9         Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.1(g); provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof.

9.10       Indulgences Not Waivers. The Agent’s or any Bank’s failure, at any time or times on or after the Closing Date, to require strict performance by the Borrower of any provision of this Agreement or the other Credit Documents shall not waive, affect or diminish any right of the Agent or the Banks thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent and/or any Bank of a Default or an Event of Default by the Borrower under this Agreement or any of the other Credit Documents shall not suspend, waive or affect any other Default or Event of Default by the Borrower under this Agreement or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Credit Documents and no Default or Event of Default by the Borrower under this Agreement or any of the other Credit Documents shall be deemed to have been suspended or waived by the Agent and/or any Bank, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of the Agent and directed and delivered to the Borrower.

9.11       Setoff. If any Event of Default occurs, the Borrower authorizes each Bank and each of their respective Affiliates, with the prior written consent of the Agent, and to the fullest extent permitted by Applicable Law, to offset and apply all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with such Bank or any Affiliate of such Bank (the “Deposits”) toward the payment of the obligations under this Agreement and the other Credit Documents owing to such Bank, whether or not such obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of such Bank different from the branch office or Affiliate holding such Deposit, and regardless of

Credit Agreement — Page 41

the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or the Banks; provided that if any Defaulting Bank exercises such right of setoff, the Defaulting Bank shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Bank as to which it exercised such right of setoff.

9.12       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.13       General Waivers by Borrower. Except as otherwise expressly provided for in this Agreement, the Borrower waives: (a) presentment, protest, demand for payment, notice of dishonor demand and protest and notice of presentment, default, notice of nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts receivable, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent and the Banks on which the Borrower may in any way be liable and ratifies and confirms whatever the Agent and/or the Banks may do in this regard; (b) the benefit of all valuation, appraisement and exemption laws; and (c) any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Agreement or any of the other Credit Documents. Subject to the following sentence, the Borrower also waives any right of set-off or similar right the Borrower may at any time have against the Agent or any Bank as a defense to the payment or performance of the Borrower’s obligations under the Credit Documents. If the Borrower now or hereafter has any claim against the Agent or any Bank giving rise to any such right of set-off or similar right, the Borrower agrees not to assert such claim as a defense or right of set-off with respect to the Borrower’s obligations under the Credit Documents, and to instead assert any such claim, if the Borrower so elects to assert such claim, in a separate proceeding against the Agent or any Bank and not as a part of any proceeding or as a defense to any claim initiated by the Agent or any Bank to enforce any of the Agent’s or any Bank’s rights under any of the Credit Documents.

9.14       Execution in Counterparts; Facsimile Signatures. This Agreement and the other Credit Documents may be executed in any number of counterparts and by different parties thereto, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. A signature of a party to any of the Credit Documents sent by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such party.

9.15       Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

9.16       USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318:

Each Bank that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the PATRIOT Act.

9.17       Governing Law; Consent to Forum. This Agreement shall be governed by the laws of the State of Kansas without giving effect to any choice of law rules thereof. As part of the consideration for new value this day received, the Borrower consents to the jurisdiction of any state court located in Johnson County, Kansas or any federal court located in Wyandotte County, Kansas (collectively, the “Chosen Forum”), and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address stated pursuant to Section 9.1 hereof and service so made shall be deemed to be completed upon delivery thereto. The Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Borrower further agrees not to assert against the Agent or the Banks (except by way of a defense or counterclaim in a proceeding initiated by the Agent or any Bank) any claim or other assertion of liability relating to any of the Credit Documents, the Borrower’s obligations under the Credit Documents or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing in any jurisdiction other than the Chosen Forum. Nothing in this Agreement shall affect the Agent’s or any Bank’s right to bring any action or proceeding relating to this Agreement or the other Credit Documents against the Borrower or its properties in courts of other jurisdictions.

Credit Agreement — Page 42

9.18       Waiver of Jury Trial; Limitation on Damages. To the fullest extent permitted by law, and as separately bargained-for consideration to the Agent and the Banks, the Borrower waives any right to trial by jury (which the Agent and each Bank also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of the Credit Documents, the Borrower’s obligations under the Credit Documents or the Agent’s or the Banks’ actions or inactions in respect of any of the foregoing. To the fullest extent permitted by law, and as separately bargained-for consideration to the Agent and the Banks, the Borrower also waives any right it may have at any time to claim or recover in any litigation or other dispute involving the Agent or any Bank, whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower acknowledges that the Agent and the Banks are relying upon and would not enter into the transactions described in the Credit Documents on the terms and conditions set forth therein but for the Borrower’s waivers and agreements under this Section.

9.19       Document Imaging, Electronic Transactions and Electronic Signatures. Without notice to or consent of the Borrower, the Agent and each Bank may create electronic images of any Credit Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Agent and each Bank may convert any Credit Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Agent’s/Bank’s possession constituting an “authoritative copy” under UETA. If the Agent or any Bank agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Credit Document or other document required to be delivered under the Credit Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Agent or any Bank agrees, in its sole discretion, to accept any electronic signatures of any Credit Document or other document required to be delivered under the Credit Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Agent and each Bank may rely on any such electronic signatures without further inquiry. As used in this section, “E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time; “UETA” means the Uniform Electronic Transactions Act as in effect in the State of Kansas, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

9.20       Controlling Document. In the event of actual conflict in the terms and provisions of this Agreement, the Notes or any of the other Credit Documents, the terms and provisions of this Agreement shall prevail and control.

9.21       Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)         the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Credit Agreement — Page 43

9.22       Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any interest rate protection contract, swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         (As used in this Section 9.22, the terms “BHC Act Affiliate,” “Covered Entity,” “Default Right,” and “QFC” have the meanings set forth in Section 1.1 of this Agreement.

[Remainder of Page Left Intentionally Blank]

Credit Agreement — Page 44

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: “THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE CREDITORS AND THE DEBTOR AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE CREDITORS AND DEBTOR.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten credit agreement exists between the parties:

U.S. Bank/Creditor:
Borrower/Debtor:

[signature page(s) to follow]

Credit Agreement — Page 45

K.S.A. §16-118 Required Notice. This statement is provided pursuant to K.S.A. §16-118: ‘‘THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE CREDITORS AND THE DEBTOR AND SUCH WRITTEN CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN THE CREDITORS AND DEBTOR.” THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten credit agreement exists between the parties:

U.S. Bank/Creditor:
Borrower/Debtor:

[signature page(s) to follow]

Credit Agreement — Page 46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:
	Name:	P. Bradley Adams
	Title:	Chief Executive Officer

Address for Notices:

Tortoise Energy Infrastructure Corporation
6363 College Boulevard
Suite 100A
Overland Park, Kansas 66211
Attn: Brad Adams
Fax No.: 913-981-1021

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
101 California St 48th Floor
San Francisco, CA 94111
Attn.: Lindsay Sparks, Esq.
Fax No.: 415-856-7193

Credit Agreement — Page 47

U.S. BANK NATIONAL ASSOCIATION,
as Agent, Lead Arranger and a Bank

By:
	Name:	Brennan Halbersma
	Title:	Vice President

Address for Notices:

U.S. Bank National Association
9900 West 87th Street
Overland Park, Kansas 66212
Attn.: Lori A. Goben
Fax No.: 913-652-5111

with a copy (which shall not constitute notice) to:

Shook, Hardy & Bacon L.L.P.
2555 Grand Blvd.
Kansas City, Missouri 64108
Attn.: Dan Schwaller, Esq.
Fax No.: 816-421-5547

Credit Agreement — Page 48

EXHIBIT A

(Banks and Commitments)

Bank	Revolving Credit Loan Commitment Amount	Bank’s Total Commitment Amount	Bank’s Pro-Rata Percentage
U.S. Bank National Association	$45,000,000.00	$45,000,000.00	100.000000000000
TOTALS:	$45,000,000.00	$45,000,000.00	100.000000000000

Credit Agreement — Exhibit A-1

EXHIBIT B

[Form of Revolving Credit Note]

REVOLVING CREDIT NOTE

$ ______________________	June 12, 2023

For value received, the undersigned, TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”), hereby promises to pay to the order of ______________________, a ______________________ (the “Bank”; which term shall include any subsequent holder hereof), at such place as may be expressly provided for in the Credit Agreement referred to below, the principal sum of ______________________ and 00/100 Dollars ($______________________) or, such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds, on the Termination Date, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the date provided in the Credit Agreement.

This Revolving Credit Note (the “Note”) is a Revolving Credit Note referred to in, is issued pursuant to, and is subject to the terms and conditions of, the Second Amended and Restated Credit Agreement, dated as of June 12, 2023, among the Borrower, the Banks named therein (including the Bank) and U.S. Bank National Association, as Agent and Lead Arranger (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”), and evidences Revolving Credit Loans made by the Bank under its Revolving Credit Loan Commitment thereunder. To the extent of any direct conflict between the terms and conditions of this Note and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall prevail and govern. Capitalized terms used and not defined in this Note have the meanings given to them in the Credit Agreement.

Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement. Principal, interest and all other amounts, if any, payable in respect of this Note shall be payable as provided in the Credit Agreement. The Borrower’s right, if any, to prepay this Note is subject to the terms and conditions of the Credit Agreement.

The Credit Agreement (the terms of which are hereby incorporated by reference) provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties hereafter liable hereon waive grace, presentment, demand, protest, notice of dishonor, any and all other notices (including, but not limited to, notice of protest, notice of intention to accelerate and notice of acceleration), diligence in collecting and bringing suit against any party hereto, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consent to any extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

This Note shall be governed by the laws of the State of Kansas, without regard to any choice of law rule thereof which gives effect to the laws of any other jurisdiction.

Credit Agreement — Exhibit B-1

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:
Name:
Title:

Credit Agreement — Exhibit B-2

EXHIBIT C

Intentionally Omitted

Credit Agreement — Exhibit C-1

EXHIBIT D

[Form of Borrowing Base Certificate]

BORROWING BASE CERTIFICATE

This Borrowing Base Certificate (“Certificate”) is delivered pursuant to the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated as of June 12, 2023 among Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Borrower”); certain lenders (the “Banks”); and U.S. Bank National Association, a national banking association, as agent for the Banks hereunder (in such capacity, the “Agent”); and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Certificate have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies that he or she is an authorized signor of the Borrower and, as such, is authorized to execute and deliver this Certificate on behalf of the Borrower and, certifies to the Agent that:

1.      Borrowing Base Calculation. The Borrowing Base for the Borrower, as of _______ __, 20__, is as follows:

A.	Total Value of Acceptable Assets of Borrower (“Acceptable Assets”)	$ _______________
B.	33-1/3% of Acceptable Assets	$ _______________
C.	“senior securities representing indebtedness” (as such term is used in the 1940 Act), other than the Loans	$ _______________
D.	Borrowing Base (line B minus line C)	$ _______________

2.      Calculation of Availability Under the Credit Agreement. The maximum amount of Loan available under the Credit Agreement as of ___________ __, 20__, is as follows:

A.	Revolving Credit Loan Commitments	$ _______________
B.	Lesser of 1E or 2A	$ _______________
C.	Current Outstanding Balances on Revolving Credit Loans	$ _______________
D.	Availability (line 2B minus line 2C)	$ _______________
E.	Requested Advance (if any)	$ _______________

3.      Compliance with 1940 Act. As of _____________, 20__, the Borrower is in material compliance with the 1940 Act, including but not limited to, all leverage regulations specified in Section 6.l(o) of the Credit Agreement. As of the date hereof, the Borrower’s applicable “Asset Coverage” (as defined in Section 18(h) of the 1940 Act) is as follows:

(i) Senior Securities Representing Indebtedness (as used in the 1940 Act)	_______________%

(ii) Senior Securities (as used in the 1940 Act) that are Stock	_______________%

4.      Reliance. This Certificate is delivered to the Agent for its benefit and the benefit of the Banks and the Lead Arranger and may be conclusively relied upon by all such Persons.

Credit Agreement — Exhibit D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
By:
Name:
Title:

Credit Agreement — Exhibit D-2

EXHIBIT E

[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION AGREEMENT

Reference is made to the Second Amended and Restated Credit Agreement, dated as of June 12, 2023, among Tortoise Energy Infrastructure Corporation; U.S. Bank National Association, as Agent, Lead Arranger, and a Bank, and the other Banks party thereto, as amended or otherwise modified from time to time in accordance with its terms (the “Credit Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

___________________ (the “Assignor”) and ___________________ (the “Assignee”) hereby agree as follows:

1.           The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interests specified in Item 1 of Annex 1 hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 1 of Annex I hereto, including, without limitation, all rights and obligations with respect to the Assigned Share of the Revolving Credit Loans. After giving effect to such sale and assignment, the amount of the Assignee’s Revolving Credit Loan Commitment will be as set forth in Item 1(a) of Annex I hereto.

2.           The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of Borrower’s obligations under the Credit Agreement or the other Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

3.           The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Lead Arranger, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with the terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

4.           Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and receipt by the Agent of the $3,500 assignment fee referred to in Section 9.7(c) of the Credit Agreement, or such later date, if any, which may be specified in Item 2 of Annex I hereto (the “Settlement Date”).

5.           Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents, including, without limitation, the obligation to make Revolving Credit Loans, (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents, and (c) the Agent shall maintain at one of the Agent’s offices in Minneapolis, Minnesota a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and each Bank pursuant to the terms hereof from time to time (the “Register”), and the entries in the

Credit Agreement — Exhibit E-1

Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Banks shall treat each Person whose name is recorded on the Register pursuant to the terms of the Credit Agreement as a Bank under the Credit Agreement.

6.           It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Revolving Credit Loans. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments, if any, in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7.           This Assignment and Assumption Agreement shall be governed by, and construed in accordance with the laws of the same law that governs the Credit Agreement.

[signature page to follow]

Credit Agreement — Exhibit E-2

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written.

[NAME OF ASSIGNOR]
as Assignor
By:
Name:
Title:
[NAME OF ASSIGNEE]
as Assignee
By:
Name:
Title:

Credit Agreement — Exhibit E-3

Consent to Assignment and Assumption

Pursuant to Section 9.5 of the Credit Agreement, the undersigned, as the Borrower and the Agent under the Credit Agreement, hereby consent to the Assignment and Assumption referred to above and the other agreements and provisions set forth above (the “Consent”). The undersigned further agree to execute and deliver such documents and take such other action as Assignor or Assignee may reasonably request from time to time to further evidence the foregoing Assignment and Assumption and other agreements and provisions. Further, as a material inducement to Assignor to transfer, and to Assignee to acquire, such right, title and interest in the Loans and other extensions of credit, as provided in the above Assignment and Assumption and as evidenced by the Credit Agreement and the other Credit Documents referred to therein (all such documents being collectively referred to herein as the “Transaction Documents”), the Borrower represents and warrants to Assignor and Assignee that there is no Event of Default then in effect and the Termination Date has not occurred. Capitalized terms used and not defined in this Consent have the meanings given to such terms in the Assignment and Assumption above or in the Credit Agreement, as the case may be. This Consent shall be governed by the same law that governs the Credit Agreement. This Consent may be validly executed and delivered by fax or other electronic transmission and in multiple counterparts by different parties hereto.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower
By:
Name:
Title:
[NAME OF AGENT],
as Agent
By:
Name:
Title:

Credit Agreement — Exhibit E-4

Annex I to Assignment and Assumption Agreement

1.	Amounts:
Revolving Credit Loan Commitment Amount
	(a)	Amount of Assigned Share[1]	$ __________
	(b)	Aggregate Amount for all Banks	$ __________
	(c)	Assignee’s Assigned Share Percentage[2]	$ __________
2.	Settlement Date:		_________, 20__

____________

1     Must be at least $5,000,000.

2     Line l(a) divided by line l(b); round to 12 decimal places

Credit Agreement — Exhibit E-5

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

To:    U.S. Bank National Association, as Agent for the Banks party to the Agreement described below

This Compliance Certificate is furnished pursuant to the Second Amended and Restated Credit Agreement dated as of June 12, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), between Tortoise Energy Infrastructure Corporation (the “Borrower”), the Banks party thereto and U.S. Bank National Association, as agent for the Banks. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.      I am the duly elected or appointed [Specify Chief Executive Officer, Chief Financial Officer, Treasurer, or Controller] of the Borrower.

2.      I have reviewed the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.      The examinations described in paragraph 2 did not disclose, and I have no knowledge of, any Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.      Schedule I hereto, which attaches financial statements as required by Section 6.l(b)(l) or Section 6.1(b)(2) of the Agreement, as applicable, sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement. I hereby certify that all of the data and computations contained in the financial statements attached in Schedule I are true, complete and correct, and I attest that all such financial statements conform with GAAP (except that unaudited financial statements shall be subject to normal year-end audit adjustments and may not contain footnotes.)

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

Credit Agreement — Exhibit F-1

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [•] day of [•], 20[•].

By:
Name:	[•]
Title:	[Specify Chief Executive Officer, Chief Financial Officer, Treasurer, or Controller]

Credit Agreement — Exhibit F-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [•], 20[•] with Section 6.1(b)(4) of the Agreement

[insert relevant financial statements as required under Sections 6.l(b)(l) and/or (b)(2)]

Credit Agreement — Exhibit F-3

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 12, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tortoise Energy Infrastructure Corporation, U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 88l(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 87l(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 88l(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[•]
By:
	Name:	[•]
	Title:	[•]
Date: ______________ __, 20[ ]

Credit Agreement — Exhibit G-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 12, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tortoise Energy Infrastructure Corporation, U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 88l(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 87l(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[•]
By:
Name:	[•]
Title:	[•]

Credit Agreement — Exhibit G-2

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 12, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tortoise Energy Infrastructure Corporation, U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[•]
By:
Name:	[•]
Title:	[•]

Credit Agreement — Exhibit G-3

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 12, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tortoise Energy Infrastructure Corporation, U.S. Bank National Association as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 3.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 87l(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[•]
By:
Name:	[•]
Title:	[•]

Credit Agreement — Exhibit G-4